EX.99(q)(4)

POWER OF ATTORNEY

I, the undersigned Trustee of Ashmore Funds, hereby severally constitute and appoint each of Alexandra Autrey, Matthew Butryman, Taurai Sigauke and Richard Longstaff, and each of them singly, with full powers of substitution and re-substitution, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of Ashmore Funds on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done virtue hereof.

/s/ George Grunebaum		12.18.23
George Grunebaum, Trustee	Date